Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-222438) on Form S-8 of our report dated June 11, 2021, with respect to the financial statements of the SPS Commerce 401(k) Retirement Savings Plan.

/s/ KPMG LLP

Minneapolis, Minnesota
June 28, 2022